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                                                                    Exhibit 2.7

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-7870) pertaining to the Fresh Del Monte Produce Inc. 1997 Share Incentive Plan of our reports dated February 14, 2000, with respect to the consolidated financial statements and schedule of Fresh Del Monte Produce Inc. included in Fresh Del Monte Produce Inc.'s Annual Report (Form 20-F) for the year ended December 31, 1999.


                                                      /s/ Ernst & Young LLP



Miami, Florida
March 20, 2000